UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

August 14, 2006 (February 13, 2006)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

This Amendment No. 1 is an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2006. This amendment is being filed solely to include required disclosure regarding the compensation and company stock ownership of Johnna G. Torsone, the company’s Senior Vice President and Chief Human Resources Officer. Ms. Torsone is the executive officer who should have been included as one of the five named executive officers, replacing Patrick J. Keddy, Executive Vice President and President, Mailstream International.

The original Form 8-K was filed to describe ordinary course executive officer compensation actions taken by the Executive Compensation Committee (the "Committee") and the Board of Directors of Pitney Bowes Inc.

At its meeting on February 13, 2006, the Committee and the Board of Directors took the following actions with respect to the compensation of the company's Named Executive Officers (as defined in Regulation S-K Item 402(a)(3)):

Executive Officer	2006	2005	CIU Payout	2006 Stock	CIU Grant(2)
	Salary(1)	Bonus(2)	2003-2005	Option Grant(3)	2006-2008
			Cycle(2)		Cycle

Michael J. Critelli	$1,045,000	$1,872,100	$1,560,000	315,568	$2,250,000

Chairman and Chief Executive
Officer

Murray D. Martin	$750,000	$924,000	$741,000	119,215	$850,000

President and Chief Operating
Officer

Bruce P. Nolop	$583,000	$577,500	$702,000	80,996	$550,000

Executive Vice President and
Chief Financial Officer

Michele Coleman Mayes	$479,250	$396,000	$270,400	42,076	$300,000

Senior Vice President and
General Counsel

Johnna G. Torsone	$410,000	$324,800	$249,600	29,453	$200,000

Senior Vice President and
Chief Human Resources
Officer

(1)	Salary is effective March 1, 2006.

(2)	Annual incentive payments and Cash Incentive Units (CIUs) are awarded pursuant to the Key Employee Incentive Plan. All executives, including the Named Executive Officers, are eligible for annual incentives for achieving challenging financial and strategic objectives that are established at the beginning of the year. CIUs are granted annually based on the achievement of pre-established financial objectives over a three-year performance period.

(3)	The stock option grant is pursuant to the Pitney Bowes Stock Plan.

On April 5, 2004, Mr. Martin was awarded 20,000 shares of restricted stock that would become fully vested on the fourth anniversary of the grant date, April 5, 2008, so long as Mr. Martin remained an employee of the company and certain income from continuing operations performance criteria were achieved. Pursuant to the Restricted Stock Agreement incorporated by reference into this Form 8-K/A as Exhibit 10.1, Mr. Martin's restricted shares were subject to accelerated vesting upon the achievement of certain additional performance goals set by the Committee. These additional performance goals included specific criteria related to the development of the senior leadership pool and achievement of 2004/2005 and 2005/2006 organic growth and EBIT targets. On February 13, 2006, the Committee determined that the income from continuing operations performance criteria and the leadership development criteria and a portion of the 2004/2005 organic growth and EBIT targets were achieved. As a result of this determination, at its February 13, 2006 meeting, the Board of Directors released the restrictions on 12,825 shares of Mr. Martin's restricted stock. All or a portion of the remaining 7,175 shares of restricted stock are subject to accelerated vesting based on achievement of 2005/2006 organic growth and EBIT targets.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1 Restricted Stock Agreement for Murray D. Martin dated April 5, 2004 (incorporated by reference to Exhibit 10.1 to Form 8-K, as filed with the Commission on February 16, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pitney Bowes Inc.

August 14, 2006

/s/ Amy C. Corn

Amy C. Corn
Vice President, Secretary and Chief Governance
Officer